CONSENT OF INDEPENDENT AUDITORS' REPORT



We consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-3 (No. 333-71179) of our report dated August 19, 1999 as of June 30, 1999 and the two years then ended, included in the Form 10-KSB of MedCom USA, Incorporated (f/k/a Sims Communications, Inc.) for the year ended June 30, 1999.




                                        Ehrhardt Keefe Steiner & Hottman PC

August 10, 2000
Denver, Colorado